Exhibit 99.1

N E W S    R E L E A S E

CONTACT: Martina Linders	FOR IMMEDIATE RELEASE
(312) 279-1430	July 16, 2012

ELS REPORTS SECOND QUARTER RESULTS

Stable Core Performance

CHICAGO, IL—July 16, 2012—Equity LifeStyle Properties, Inc. (NYSE: ELS) (the “Company”) today announced results for the three and six months ended June 30, 2012. A supplemental package with additional information regarding June 30, 2012 results and 2012 guidance is available via the Company’s website in the Investor Information section under Quarterly Supplemental Packages and will be filed as Exhibit 99.2 to the Company’s Current Report on Form 8-K that will be filed on July 17, 2012. Certain tables that have previously been included in our quarterly earnings release are now presented in the supplemental package.

a) Financial Results

For the three months ended June 30, 2012, Funds From Operations (“FFO”) were $47.8 million, or $1.05 per share on a fully-diluted basis, compared to $28.2 million, or $0.76 per share on a fully-diluted basis, for the same period in 2011. For the six months ended June 30, 2012, FFO was $106.6 million, or $2.35 per share on a fully-diluted basis, compared to $69.7 million, or $1.91 per share on a fully-diluted basis, for the same period in 2011.

Net income available to common stockholders totaled $2.1 million, or $0.05 per share on a fully-diluted basis, for the three months ended June 30, 2012 compared to $6.8 million, or $0.20 per share on a fully-diluted basis, for the same period in 2011. Net income available to common stockholders totaled $14.5 million, or $0.35 per share on a fully-diluted basis for the six months ended June 30, 2012, compared to $25.8 million, or $0.80 per share on a fully-diluted basis, for the same period in 2011. See the attachment to this press release for a reconciliation of FFO and FFO per share to net income available to common shares and net income per common share, respectively, the most directly comparable GAAP (General Accepted Accounting Principles) measure.

b) Portfolio Performance

The three and six months ended June 30, 2012 compared to the same periods in 2011 were impacted by the following: 1) the accelerated recognition of $2.1 million of revenue, included in utility and other income, related to the early termination of a multi-year cable service agreement and 2) a decline in member right-to-use contract sales and related sales and marketing expenses as a result of the temporary cessation of membership upgrade sales in connection with sales force training and the roll out of new upgrade products during the first quarter of 2012. The overall performance of our right-to-use contracts net of related sales and marketing expense during the three months ended June 30, 2012 was in-line with our previously announced guidance. Excluding the impact of these items, for the three months ended June 30, 2012, the increases in Core property operating revenues, expenses and income were approximately 2.5 percent, 1.7 percent and 3.2 percent, respectively, and for the six months ended June 30, 2012, the increases in Core property operating revenues, expenses and income were approximately 2.5 percent, 2.0 percent and 2.8 percent, respectively.

For the three months ended June 30, 2012 property operating revenues, excluding deferrals, were $169.7 million, compared to $127.1 million in the same period of 2011. Our property operating revenues, excluding deferrals, for the six months ended June 30, 2012 were $343.7 million, compared to $260.1 million for the six months ended June 30, 2011.

For the three months ended June 30, 2012, Core property operating revenues increased approximately 2.5 percent and income from Core property operations increased approximately 4.0 percent as compared to the three months ended June 30, 2011. For the six months ended June 30, 2012 Core property operating revenues increased approximately 1.8 percent and income from Core property operations increased approximately 2.5 percent as compared to the six months ended June 30, 2011.

c) Balance Sheet

Our cash balance as of June 30, 2012 was approximately $135.0 million. Our average long-term secured debt balance was approximately $2.1 billion, during the three months ended June 30, 2012, with a weighted average interest rate, including amortization, of approximately 5.5 percent per annum and weighted average maturity of 5.2 years. Interest coverage was approximately 2.8 times in the three months ended June 30, 2012.

During the quarter ended June 30, 2012, the Company closed on approximately $85.5 million of financing proceeds on two RV resorts with a weighted average interest rate of 5.10 percent per annum, maturing in 2022. The Company used the proceeds to pay off the mortgages on these two properties, which were set to mature on June 1, 2014, totaling approximately $63.3 million, with a weighted average interest rate of 5.41 percent per annum.

d) Non-GAAP Financial Measures

Funds from Operations (“FFO”), is a non-GAAP financial measure. The Company believes that FFO, as defined by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”), is generally an appropriate measure of performance for an equity REIT. While FFO is a relevant and widely used measure of operating performance for equity REITs, it does not represent cash flow from operations or net income as defined by GAAP, and it should not be considered as an alternative to these indicators in evaluating liquidity or operating performance.

The Company defines FFO as net income, computed in accordance with GAAP, excluding gains or actual or estimated losses from sales of properties, plus real estate related depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect FFO on the same basis. The Company receives up-front non-refundable payments from the entry of right-to-use contracts. In accordance with GAAP, the upfront non-refundable payments and related commissions are deferred and amortized over the estimated customer life. Although the NAREIT definition of FFO does not address the treatment of nonrefundable right-to-use payments, the Company believes that it is appropriate to adjust for the impact of the deferral activity in its calculation of FFO. The Company believes that FFO is helpful to investors as one of several measures of the performance of an equity REIT. The Company further believes that by excluding the effect of depreciation, amortization and gains or actual or estimated losses from sales of real estate, all of which are based on historical costs and which may be of limited relevance in evaluating current performance, FFO can facilitate comparisons of operating performance between periods and among other equity REITs. The Company believes that the adjustment to FFO for the net revenue deferral of upfront non-refundable payments and expense deferral of right-to-use contract commissions also facilitates the comparison to other equity REITs. Funds available for distribution (“FAD”) is a non-GAAP financial measure. FAD is defined as FFO less non-revenue producing capital expenditures. Investors should review FFO and FAD, along with GAAP net income and cash flow from operating activities, investing activities and financing activities, when evaluating an equity REIT’s operating performance. The company computes FFO in accordance with its interpretation of standards established by NAREIT, which may not be comparable to FFO reported by other REIT’s that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than the company does. FFO and FAD do not represent cash generated from operating activities in accordance with GAAP, nor do they represent cash available to pay distributions and should not be considered as an alternative to net income, determined in accordance with GAAP, as an indication of the Company’s financial performance, or to cash flow from operating activities, determined in accordance with GAAP, as a measure of its liquidity, nor is it indicative of funds available to fund our cash needs, including its ability to make cash distributions.

As of July 16, 2012, Equity LifeStyle Properties, Inc. owns or has an interest in 382 quality properties in 32 states and British Columbia consisting of 141,077 sites. The Company is a self-administered, self-managed, real estate investment trust (REIT) with headquarters in Chicago.

A live webcast of Equity LifeStyle Properties, Inc.’s conference call discussing these results will be available via the Company’s website in the Investor Information section at www.equitylifestyle.com at 10:00 a.m. Central time on July 17, 2012.

This press release includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. When used, words such as “anticipate,” “expect,” “believe,” “project,” “intend,” “may be” and “will be” and similar words or phrases, or the negative thereof, unless the context requires otherwise, are intended to identify forward-looking statements and may include, without limitation, information regarding the Company’s expectations, goals or intentions regarding the future, and the expected effect of the recent acquisitions on the Company. These forward-looking statements are subject to numerous assumptions, risks and uncertainties, including, but not limited to:

•

the Company’s ability to control costs, real estate market conditions, the actual rate of decline in customers, the actual use of sites by customers and its success in acquiring new customers at its Properties (including those that it may acquire);

•	the Company’s ability to maintain historical rental rates and occupancy with respect to Properties currently owned or that the Company may acquire;

•	the Company’s ability to retain and attract customers renewing, upgrading and entering right-to-use contracts;

•	the Company’s assumptions about rental and home sales markets;

•	the Company’s assumptions and guidance concerning 2012 estimated net income and funds from operations;

•	the Company’s ability to manage counterparty risk;

•

in the age-qualified Properties, home sales results could be impacted by the ability of potential homebuyers to sell their existing residences as well as by financial, credit and capital markets volatility;

•

results from home sales and occupancy will continue to be impacted by local economic conditions, lack of affordable manufactured home financing and competition from alternative housing options including site-built single-family housing;

•	impact of government intervention to stabilize site-built single family housing and not manufactured housing;

•	effective integration of the recent acquisitions and the Company’s estimates regarding the future performance of recent acquisitions;

•	unanticipated costs or unforeseen liabilities associated with the recent acquisitions;

•	ability to obtain financing or refinance existing debt on favorable terms or at all;

•	the effect of interest rates;

•	the dilutive effects of issuing additional securities;

•	the effect of accounting for the entry of contracts with customers representing a right-to-use the Properties under the Codification Topic “Revenue Recognition;” and

•	other risks indicated from time to time in the Company’s filings with the Securities and Exchange Commission.

These forward-looking statements are based on management’s present expectations and beliefs about future events. As with any projection or forecast, these statements are inherently susceptible to uncertainty and changes in circumstances. The Company is under no obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements whether as a result of such changes, new information, subsequent events or otherwise.

Tables follow:

Equity LifeStyle Properties, Inc.

Consolidated Statements of Operations

(Unaudited)

(Amounts in thousands except for per share data)

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2012	2011(1)	2012	2011(1)
Revenues:
Community base rental income	$103,197	$66,408	$206,151	$132,591
Rental home income	3,358	1,521	6,401	2,951
Resort base rental income	30,408	29,251	67,987	65,719
Right-to-use annual payments	12,221	12,563	23,972	24,575
Right-to-use contracts current period, gross	2,942	4,857	5,186	8,710
Right-to-use contracts, deferred, net of prior period amortization	(1,285)	(3,414)	(1,891)	(5,910)
Utility and other income	17,582	12,484	33,985	25,546
Gross revenues from home sales	1,960	1,288	4,020	2,645
Brokered resale revenues and ancillary service revenues, net	489	571	2,235	2,107
Interest income	2,388	1,012	5,018	2,051
Income from other investments, net	1,567	1,149	3,055	1,848

Total revenues	174,827	127,690	356,119	262,833

Expenses:
Property operating and maintenance	58,327	47,655	112,769	91,966
Rental home operating and maintenance	1,541	838	3,146	1,667
Real estate taxes	11,952	8,161	24,474	16,218
Sales and marketing, gross	2,633	3,083	4,276	5,339
Sales and marketing, deferred commissions, net	(655)	(1,347)	(897)	(2,347)
Property management	9,427	8,193	19,178	16,656
Depreciation on real estate	26,227	18,223	52,326	36,309
Amortization of in-place leases	18,401	—	36,766	—
Cost of home sales	2,602	1,049	4,818	2,468
Home selling expenses	403	406	736	883
General and administrative	6,957	6,011	13,189	11,658
Acquisition costs	—	2,117	—	2,117
Rent control initiatives and other	367	730	846	1,091
Interest and related amortization	30,838	21,458	61,794	42,847

Total expenses	169,020	116,577	333,421	226,872

Income before equity in income of unconsolidated joint ventures ventures	5,807	11,113	22,698	35,961

Equity in income of unconsolidated joint ventures	492	541	1,255	1,325

Consolidated net income	6,299	11,654	23,953	37,286

Income allocated to non-controlling interest—Common OP Units	(197)	(789)	(1,388)	(3,410)
Income allocated to non-controlling interest—Perpetual Preferred OP Units	—	—	—	(2,801)
Series A Redeemable Perpetual Preferred Stock Dividends	(4,038)	(4,038)	(8,069)	(5,288)

Net income available for Common Shares	$2,064	$6,827	$14,496	$25,787

Net income per Common Share—Basic	$0.05	$0.21	$0.35	$0.81
Net income per Common Share—Fully Diluted (1)	$0.05	$0.20	$0.35	$0.80
Average Common Shares—Basic	41,131	32,629	41,110	31,817
Average Common Shares and OP Units—Basic	45,087	36,942	45,078	36,140
Average Common Shares and OP Units—Fully Diluted	45,390	37,262	45,387	36,441

(1)	Certain 2011 amounts have been reclassified to conform to the 2012 presentation. This reclassification had no material effect on the statement of operations.

Equity LifeStyle Properties, Inc.

(Unaudited)

Reconciliation of Net Income to FFO and FAD	Three Months Ended		Six Months Ended
(amounts in 000s, except for per share data)	June 30,	June 30,	June 30,	June 30,
	2012	2011(3)	2012	2011(3)
Computation of funds from operations:
Net income available for Common Shares	$2,064	$6,827	$14,496	$25,787
Income allocated to common OP Units	197	789	1,388	3,410
Right-to-use contract upfront payment, deferred, net (1)	1,285	3,414	1,891	5,910
Right-to-use contract commissions, deferred, net(2)	(655)	(1,347)	(897)	(2,347)
Depreciation on real estate assets	24,744	17,285	49,442	34,512
Depreciation on rental homes	1,483	938	2,884	1,797
Amortization of in-place leases	18,401	—	36,766	—
Depreciation on unconsolidated joint ventures	288	307	583	614

Funds from operations (FFO)	$47,807	$28,213	$106,553	$69,683

Non-revenue producing improvements to real estate	(7,531)	(5,165)	(12,349)	(7,995)

Funds available for distribution (FAD)	$40,276	$23,048	$94,204	$61,688

FFO per Common Share—Basic	$1.06	$0.76	$2.36	$1.93
FFO per Common Share—Fully Diluted	$1.05	$0.76	$2.35	$1.91

FAD per Common Share—Basic	$0.89	$0.62	$2.09	$1.71
FAD per Common Share—Fully Diluted	$0.89	$0.62	$2.08	$1.69

(1)	The Company is required by GAAP to defer recognition of the non-refundable upfront payments from the entry of right-to-use contracts over the estimated customer life. The customer life is currently estimated to range from one to 31 years and is determined based upon historical attrition rates provided to the Company by Privileged Access. The amount shown represents the deferral of a substantial portion of current period contract sales, offset by the amortization of prior period sales.
(2)	The Company is required by GAAP to defer recognition of the commission paid related to the entry of right-to-use contracts. The deferred commissions will be amortized on the same method as the related non-refundable upfront payments from the entry of right-to-use contracts. The amount shown represents the deferral of a substantial portion of current period contract commissions, offset by the amortization of prior period commissions.
(3)	For the three and six months ended June 30, 2011, the Company determined FFO and FAD excluding rental home depreciation expense. To conform with the 2012 presentation of FFO and FAD, rental home depreciation expense was added back to previously reported FFO and FAD for the three and six months ended June 30, 2011.

Selected Balance Sheet Data:	June 30, 2012	December 31, 2011
	(amounts in 000s)	(amounts in 000s)
Net investment in real estate	$3,207,639	$3,265,447
Cash	$134,967	$70,460
Total assets	$3,498,650	$3,496,101

Mortgage notes payable	$2,088,450	$2,084,683
Term loan	$200,000	$200,000
Unsecured lines of credit(1)	$—	$—
Total liabilities	$2,519,588	$2,496,821
8.034% Series A Cumulative Redeemable Perpetual Preferred Stock	$200,000	$200,000
Total common equity	$779,062	$799,280

(1)	As of June 30, 2012, the Company had an unsecured line of credit with a borrowing capacity of $380.0 million which accrued interest at a rate of LIBOR plus 1.65% to 2.50% per annum and contained a 0.30% to 0.40% facility fee. The unsecured line of credit matures on September 18, 2015 and has an eight-month extension option.